Exhibit 32.2

           Certification of Periodic Financial Report
               Pursuant to 18 U.S.C. Section 1350

For purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Fred T. Grant, Jr., the chief financial officer of Ryan's Restaurant Group, Inc. (the "Company"), hereby certifies that, to his knowledge:

(i) the Quarterly Report on Form 10-Q of the Company for the quarter ended September 29, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)   the  information  contained  in  the  Report   fairly
presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  November 8, 2004


/s/ Fred T. Grant, Jr.
Fred T. Grant, Jr.
Senior Vice President - Finance, Treasurer
and Assistant Secretary


A  signed  original  of this written statement  required  by
Section 906 has been provided to Ryan's Restaurant Group, Inc. and will be retained by Ryan's Restaurant Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.